EXHIBIT 99.1

Align Technology Announces Third Quarter Fiscal 2010 Results

  Q3 revenues of $95.9 million increased 21.0% year-over-year
  Q3 Invisalign case shipments of 66.2 thousand increased 17.2% year-over-year
  Q3 gross margin of 78.1% increased 3.7% points year-over-year
  Q3 net profit of $16.8 million or $0.22 per share

SAN JOSE, Calif., Oct. 21, 2010 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today reported financial results for the third quarter of fiscal 2010, ended September 30, 2010.

Total net revenues for the third quarter of fiscal 2010 (Q3 10) were $95.9 million compared to $108.2 million reported in the second quarter of 2010 (Q2 10) and compared to $79.3 million reported in the third quarter of 2009 (Q3 09). Q2 10 net revenues include the release of $14.3 million of previously deferred revenue for Invisalign Teen replacement aligners. Excluding this, Q2 10 non-GAAP revenues were $93.9 million. Invisalign case shipments for Q3 10 were 66.2 thousand, compared to 67.5 thousand in Q2 10 and compared to 56.5 thousand in Q3 09.

Net profit for Q3 10 was $16.8 million, or $0.22 per diluted share. This is compared to net profit of $32.6 million, or $0.42 per diluted share in Q2 10 and net loss of $49.9 million, or $0.72 per diluted share in Q3 09. Q3 10 net profit includes pre-tax litigation settlement costs of $3.3 million related to the settlement of a class action lawsuit announced today. Q2 10 net profit includes a pre-tax benefit of $14.3 million to net revenues from the release of previously deferred revenue related to Invisalign Teen replacement aligners, and a pre-tax credit of $8.7 million to operating expenses for an insurance settlement related to the OrthoClear litigation. Q3 09 net loss includes pre-tax litigation settlement costs of $69.7 million, pre-tax royalties of $1.9 million and additional tax benefit of $12.7 million, for a total of $0.85 per diluted share related to the settlement agreement with Ormco Corporation.

"I'm pleased to report another good quarter of financial results for Align with revenue, gross margin, operating margin, and EPS above our outlook," said Thomas M. Prescott, Align president and CEO. "Case shipments were within our guidance range, though at the lower end, reflecting growth from North American Orthodontists and International doctors, offset primarily by greater than expected summer seasonality. This softness has persisted into the fall, especially among our North American GP dentists who have reported lower dental visits and reduced demand for premium procedures, which we believe contributed to lower than expected case submissions for Invisalign as well."

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP net profit for Q3 10 was $19.3 million, or $0.25 per diluted share. This is compared to non-GAAP net profit of $16.5 million, or $0.21 per diluted share in Q2 10 and non-GAAP net profit of $8.9 million, or $0.13 per diluted share in Q3 09.

Q3 10 Operating Results

Key GAAP Operating Results	Q3 10	Q2 10	Q3 09
Revenue	$95.9M	$108.2M	$79.3M
Gross Margin	78.1%	80.4%	74.4%
Operating Expense	$53.0M	$41.7M	$119.2M
Operating Margin	22.8%	41.9%	(75.9%)
Net Profit (Loss)	$16.8M	$32.6M	($49.9M)
Earnings (Loss) Per Diluted Share (EPS)	$0.22	$0.42	($0.72)

Key Non-GAAP Operating Results	Q3 10	Q2 10	Q3 09
Non-GAAP Revenue**	$95.9M	$93.9M	$79.3M
Non-GAAP Gross Margin	78.1%	77.4%	76.8%
Non-GAAP Operating Expense	$49.7M	$50.3M	$49.5M
Non-GAAP Operating Margin	26.3%	23.8%	14.4%
Non-GAAP Net Profit	$19.3M	$16.5M	$8.9M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.25	$0.21	$0.13

Total stock-based compensation expense included in Q3 10 was $4.4 million compared to $4.3 million in Q2 10 and compared to $4.0 million in Q3 09. Stock based compensation expense included in GAAP gross margin in Q3 10 was $0.4 million, compared to $0.4 million in Q2 10 and $0.4 million in Q3 09. Stock-based compensation expense included in GAAP operating expense in Q3 10 was $4.0 million compared to $3.9 million in Q2, and $3.6 million in Q3 09.

Liquidity and Capital Resources

As of September 30, 2010, Align had $280.1 million in cash, cash equivalents, and marketable securities compared to $186.5 million as of December 31, 2009.

Key Business Metrics

The following table highlights business metrics for Align's third quarter of 2010. Additional historical information is available on the Company's website at http://investor.aligntech.com.

Revenue by Channel ($M):	Q3 10	% of Total	Q3 10/Q2 10**
		Revenue	% Change

North American Orthodontists	$31.1	32.5%	7.0%
North American GP Dentists	$36.8	38.3%	(1.6%)
International	$23.2	24.2%	5.5%
Non-case Revenue*	$4.8	5.0%	(11.1%)
Total Revenue**	$95.9	100%	2.2%

Revenue by Product ($M):	Q3 10	% of Total	Q3 10/Q2 10**
		Revenue	% Change

Invisalign Full	$66.6	69.5%	(1.3%)
Invisalign Express/Lite	$8.9	9.3%	1.5%
Invisalign Teen	$11.3	11.8%	34.8%
Invisalign Assist	$4.3	4.4%	12.9%
Non-case Revenue*	$4.8	5.0%	(11.1%)
Total Revenue	$95.9	100%	2.2%
*includes training, ancillary products, and retainers
**Q210 excludes the release of $14.3M of previously deferred revenue for Invisalign Teen replacement aligners

Cases Shipped by Channel:	Q3 10	% of Total	Q3 10/Q2 10
		Cases	% Change

North American Orthodontists	23,155	35.0%	0.3%
North American GP Dentists	26,840	40.5%	(5.7%)
International	16,245	24.5%	1.9%
Total Cases Shipped	66,240	100%	(1.8%)

Cases Shipped by Product:	Q3 10	% of Total	Q3 10/Q2 10
		Cases	% Change
Invisalign Full	44,940	67.8%	(4.5%)
Invisalign Express/Lite	9,765	14.7%	1.9%
Invisalign Teen	7,590	11.5%	11.4%
Invisalign Assist	3,945	6.0%	(1.9%)
Total Cases Shipped	66,240	100%	(1.8%)

Average Selling Price (ASP), as billed:	Q3 10
Total Worldwide Blended ASP	$1,390
International ASP	$1,430

Number of Doctors Cases were Shipped to:	Q3 10
North American Orthodontists	3,985
North American GP Dentists	10,035
International	4,245
Total Doctors Cases were Shipped to Worldwide	18,265

Doctor Utilization Rates*:	Q3 10	Q2 10	Q3 09
North American Orthodontists	5.8	5.8	4.9
North American GP Dentists	2.7	2.8	2.3
International	3.8	3.8	3.5
Total Utilization Rate	3.6	3.7	3.1
* Utilization = # of cases shipped/# of doctors to whom cases were shipped

Number of Doctors Trained Worldwide:	Q3 10	Cumulative
North American Orthodontists	105	9,195
North American GP Dentists	445	36,455
International	275	16,940
Total Doctors Trained Worldwide	825	62,590

Total Invisalign Patients (cases shipped):	Q3 10	Cumulative
Number of Patients Treated or in Treatment (cases)	66,240	1,362,030

Q4 Fiscal 2010 Business Outlook

For the fourth quarter of fiscal 2010 (Q4 10), Align Technology expects net revenues to be in a range of $90.5 million to $93.0 million. GAAP earnings per diluted share for Q4 10 is expected to be in a range of $0.15 to $0.17. A more comprehensive business outlook is available following the financial tables of this release.

Long Term Financial Model

Over the past two years, Align has made significant progress towards its long term financial model targets and has consistently delivered financial results at the high-end or slightly above the long term model ranges. As part of Align's annual strategic planning process, senior management evaluates the model and determines whether it is still appropriate in terms of expected top line growth, strategic investment, and return to shareholders. Given Align's recent performance and updated long-term strategy, the Company remains confident about its future and has revised the 3 to 5 year long term financial model as follows:

3 – 5 Year Long Term Model	Prior	New
Revenue CAGR%	10% - 20%	15% - 25%
Non GAAP Gross Margin	73% - 78%	73% - 78%
Non GAAP Op Ex %	55% - 60%	45% - 50%
Non GAAP Op Margin	15% - 20%	25% - 30%

Align Web Cast and Conference Call

Align Technology will host a conference call today, October 21, 2010 at 4:30 p.m. ET, 1:30 p.m. PT, to review its third quarter fiscal 2010 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 358000 followed by #.  The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on November 4, 2010.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude, as applicable, the impact of an litigation settlement from a class action lawsuit, the release of previously deferred revenue of Invisalign Teen royalties associated with the settlement with Ormco, the impact of an insurance settlement, and any related tax effects. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Business Outlook Summary" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures, revenues and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding, certain business metrics for the fourth quarter of 2010, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization  in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 26, 2010. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net revenues	$ 95,947	$ 79,269	$ 294,233	$ 225,717

Cost of revenues	21,014	20,268	62,572	56,031

Gross profit	74,933	59,001	231,661	169,686

Operating expenses:
Sales and marketing	26,905	27,687	83,790	84,649
General and administrative	16,203	16,224	46,159	46,231
Research and development	6,592	5,611	19,104	16,471
Restructuring	--	--	--	1,319
Litigation settlement	3,310	69,673	3,310	69,673
Insurance settlement	--	--	(8,666)	--
Total operating expenses	53,010	119,195	143,697	218,343

Profit (loss) from operations	21,923	(60,194)	87,964	(48,657)

Interest and other income (expense), net	(83)	(271)	(480)	434

Profit (loss) before income taxes	21,840	(60,465)	87,484	(48,223)

Provision for (benefit from) income taxes	5,025	(10,523)	23,136	(5,462)

Net profit (loss)	$ 16,815	$ (49,942)	$ 64,348	$ (42,761)

Net profit (loss) per share
- basic	$ 0.22	$ (0.72)	$ 0.85	$ (0.64)
- diluted	$ 0.22	$ (0.72)	$ 0.83	$ (0.64)

Shares used in computing net profit/loss per share
- basic	76,081	69,528	75,653	67,278
- diluted	78,109	69,528	77,852	67,278

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2010	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$ 264,924	$ 166,487
Marketable securities, short-term	7,396	19,978
Accounts receivable, net	63,811	54,537
Inventories	2,382	2,046
Other current assets	19,429	18,251
Total current assets	357,942	261,299

Marketable securities, long-term	7,829	--
Property and equipment, net	28,102	24,971
Goodwill and intangible assets, net	3,366	5,466
Deferred tax asset	43,778	61,535
Other long-term assets	4,218	1,969

Total assets	$ 445,235	$ 355,240

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 5,826	$ 6,122
Accrued liabilities	44,074	42,822
Deferred revenue	30,136	32,299
Total current liabilities	80,036	81,243

Other long term liabilities	5,797	961
Total liabilities	85,833	82,204

Total stockholders' equity	359,402	273,036

Total liabilities and stockholders' equity	$ 445,235	$ 355,240

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Net Revenues
(in thousands)
	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009

Net revenues	$ 95,947	$ 108,196	$ 79,269
Teen deferred revenue release	--	(14,298)	--
Non-GAAP net revenues	$ 95,947	$ 93,898	$ 79,269

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
GAAP Gross profit	$ 74,933	$ 87,018	$ 59,001
Teen deferred revenue release	--	(14,298)	--
Ormco royalties	--	--	1,906
Non-GAAP Gross profit	$ 74,933	$ 72,720	$ 60,907

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009

GAAP Operating expenses	$ 53,010	$ 41,674	$ 119,195
Litigation settlement	(3,310)	--	(69,673)
Insurance settlement	--	8,666	--
Non-GAAP Operating expenses	$ 49,700	$ 50,340	$ 49,522

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
GAAP Profit (loss) from operations	$ 21,923	$ 45,344	$ (60,194)
Teen deferred revenue release	--	(14,298)	--
Ormco royalties	--	--	1,906
Litigation settlement	3,310	--	69,673
Insurance settlement	--	(8,666)	--
Non-GAAP Profit from operations	$ 25,233	$ 22,380	$ 11,385

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
GAAP Net profit (loss)	$ 16,815	$ 32,603	$ (49,942)
Teen deferred revenue release	--	(14,298)	--
Ormco royalties	--	--	1,906
Litigation settlement	3,310	--	69,673
Insurance settlement	--	(8,666)	--
Tax effect on non-GAAP adjustments	(790)	6,816	(12,731)
Non-GAAP Net profit	$ 19,335	$ 16,455	$ 8,906

Diluted Net profit (loss) per share:
GAAP	$ 0.22	$ 0.42	$ (0.72)
Non-GAAP	$ 0.25	$ 0.21	$ 0.13

Shares used in computing diluted GAAP net profit/loss per share	78,109	77,607	69,528
Shares used in computing diluted non-GAAP net profit per share	78,109	77,607	70,926
ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

Bitmap The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict.
Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided.
Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials
(in millions, except per share amounts and percentages)
Q4 2010
Net Revenue	$90.5 -- $93.0

Gross Profit	$68.8 -- $71.2

Gross Margin	76.0% - 76.5%

Operating Expenses	$51.5 -- $52.5

Operating Margin	19.1% - 20.0%

Net Income per Diluted Share	$0.15 -- $0.17

Stock Based Compensation Expense:
Cost of Revenues	$0.4
Operating Expenses	$3.8
Total Stock Based Compensation Expense	$4.2

Business Metrics:
Q4 2010
Case Shipments	61.5K - 63K
Cash	$295M -- $300M
Capex	$4.0M -- $6.0M
Depreciation & Amortization	$2.0M -- $3.0M
Diluted Shares Outstanding	78.5M

Full Year 2010:	FY 2010

Stock Based compensation	$16.5M
Diluted Shares Outstanding	78M
CONTACT:  Align Technology, Inc.
          Investor Relations Contact
          Shirley Stacy
          (408) 470-1150
          sstacy@aligntech.com

          Ethos Communication, Inc.
          Shannon Mangum Henderson
          Press Contact
          (678) 261-7803
          align@ethoscommunication.com